UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 7, 2022

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On September 7, 2022, TRxADE HEALTH, Inc. (the “Company”, “we” and “us”) entered into a Common Stock Purchase Agreement with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Subsequently, on September 12, 2022, and effective on September 7, 2022, the Company and White Lion entered into (1) a First Amendment to Common Stock Purchase Agreement and (2) a Second Amendment to Common Stock Purchase Agreement, each to amend and correct certain provisions of the Common Stock Purchase Agreement (the Common Stock Purchase Agreement as amended to date, the “White Lion Purchase Agreement”).

Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, the lesser of (a) $2,200,000 and (b) the amount eligible under Form S-3 (the “Commitment Amount”) in aggregate gross purchase price of newly issued shares of the Company’s common stock.

Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion will commence on the date the Prospectus Supplement (discussed below) is filed, and extend until the earlier of (a) January 31, 2023; and (b) the date that all shares are sold under the White Lion Purchase Agreement (the “Commitment Period”). During such term, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”), and shall delivery the applicable shares of common stock to White Lion along with the purchase notice. The number of shares sold pursuant to any such notice may not exceed the lesser of: (i) 250% of the average of the daily trading volume of the Company’s common stock over the five business days immediately preceding the date of delivery of a purchase notice; or (ii) $750,000, divided by the highest closing price of the Common Stock over the most recent five business days immediately preceding receipt of a purchase notice; and the maximum dollar amount of any purchase notice cannot exceed $750,000, subject to White Lion’s wavier of such limitations. The closing date of each sale of shares of common stock under the White Lion Purchase Agreement occurs one business day after the end of the Valuation Period (defined below).

The purchase price to be paid by White Lion for any such shares will equal 90% of the lowest daily volume-weighted average price of common stock during a period of five consecutive trading days commencing on, and following, the applicable Notice Date (the “Valuation Period”). However, if during such Valuation Period the trading price of the Company’s common stock falls below a price equal to 90% of the opening trading price of the common stock on Nasdaq on the Notice Date (the “Threshold Price”), then the number of shares to be purchased by White Lion pursuant to such notice will be reduced proportionately based on the portion of the five-trading day period that has elapsed (as discussed below), and the purchase price will equal 90% of the Threshold Price. Specifically, if the Company’s common stock trades at or below the Threshold Price during the Valuation Period, the number of shares of common stock required to be purchased by White Lion is adjusted to equal the product of (a) the total number of shares set forth in the original purchase notice and (b) the quotient obtained by dividing (i) the number of hours commencing at the start of the Valuation Period and ending at the time of the trade at or below the Threshold Price (rounded up to the next whole hour, subject to a maximum of 32 hours), by (ii) 32. The amount of each purchase notice is also to be reduced by $1,000, representing the clearing costs of White Lion.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 4.9% of the number of shares of the common stock outstanding immediately prior to the issuance of shares of common stock issuable pursuant to a purchase notice.

The Company may terminate the White Lion Purchase Agreement at any time in the event of a material breach of the Agreement by White Lion. In addition, the White Lion Purchase Agreement automatically terminates on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company. The Agreement may also be terminated by the Company at any time for any reason by giving written notice to White Lion, provided, the Company has issued to the Investor at least one purchase notice or the Commitment Shares (defined below).

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion, within three business days of the termination of the agreement, shares of common stock having a value of $22,000, priced at the lowest traded price of the common stock on the last trading day before termination of the Agreement (the “Commitment Shares”), unless the Company has issued at least one purchase notice under the White Lion Purchase Agreement, at which time no Commitment Shares shall be due. The Commitment Shares will be included in the Prospectus Supplement, to the extent allowed by applicable law, and the value of such Commitment Shares shall reduce the Commitment Amount.

The White Lion Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions. Sales under the White Lion Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the filing of the Prospectus Supplement (defined below), and the filing with The Nasdaq Stock Market of a Listing of Additional Shares notification with respect to the Shares. White Lion also agreed that neither it, nor any of its affiliates, would execute any short sales during the period from September 7, 2022, to the end of the Commitment Period.

There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the White Lion Purchase Agreement. The Company may deliver purchase notices under the White Lion Purchase Agreement, subject to market conditions, and in light of its capital needs, from time to time and under the limitations contained in the White Lion Purchase Agreement. Any proceeds that the Company receives under the White Lion Purchase Agreement are expected to be used for working capital and general corporate purposes.

The aggregate number of shares of common stock that the Company can sell to White Lion under the White Lion Purchase Agreement (including the Commitment Shares) may in no case exceed 1,626,208 shares of the common stock (which is equal to approximately 19.99% of the shares of the common stock outstanding immediately prior to the execution of the White Lion Purchase Agreement) (the “Exchange Cap”), unless stockholder approval is obtained to issue purchase shares above the Exchange Cap, in which case the Exchange Cap will no longer apply.

The issuance of the purchase shares and Commitment Shares are required to be registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-266432) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or before any sales of common stock begin under the White Lion Purchase Agreement (the “Prospectus Supplement”). The Company is currently unable to estimate when, if ever, initial sales will be made under the White Lion Purchase Agreement.

The foregoing description of the White Lion Purchase Agreement (as amended) is qualified in its entirety by reference to the full text of the White Lion Purchase Agreement and amendments thereto, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, to this Current Report on Form 8-K and incorporated herein by reference. The foregoing descriptions of the White Lion Purchase Agreement are qualified in their entirety by reference to such exhibits. The White Lion Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the White Lion Purchase Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission (the “SEC”).

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Common Stock Purchase Agreement, dated September 7, 2022, by and between TRxADE HEALTH, Inc. and White Lion Capital LLC
10.2	First Amendment to Common Stock Purchase Agreement, dated September 12, 2022, by and between TRxADE HEALTH, Inc. and White Lion Capital LLC
10.3	Second Amendment to Common Stock Purchase Agreement, dated September 12, 2022, by and between TRxADE HEALTH, Inc. and White Lion Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

Date: September 13, 2022	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer